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                                                                    EXHIBIT 99.1



(UNITED AMERICAN HEALTHCARE CORPORATION LOGO)         300 River Place Suite 4950
                                                               Detroit, MI 48207
                                                                    www.uahc.com


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CONTACTS:
Company                                              Investor Relations
Stephen D. Harris, CFO                               Noel R. Ryan III
United American Healthcare Corp.                     Lambert, Edwards & Associates
313-393-4571 / Investor_relations@uahc.com           616-233-0500 / nryan@lambert-edwards.com
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                     UNITED AMERICAN HEALTHCARE CORPORATION
                    COMPLETES $6.50 MILLION PRIVATE PLACEMENT

DETROIT, MICH., DEC. 14, 2006 -- United American Healthcare Corporation (Nasdaq:
UAHC), a pioneer in healthcare services for Medicaid recipients, today announced that it has raised gross proceeds of $6.50 million through the sale of 1,000,000 newly issued shares of its common stock to certain institutional and other accredited investors at a price of $6.50 per share. The investors also received warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $8.50 per share and expiring in December 2011.

Security Research Associates, Inc. and Moors & Cabot acted as co-placement agents for the offering. The Company has agreed to pay them a transaction fee of $325,000 and warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $9.01 per share (10% above the Common Stock closing price on the transaction closing date, December 13, 2006).

The net proceeds from the private placement will be used principally for start-up costs associated with the Company's Tennessee subsidiary's new Medicare Advantage contract with the Centers for Medicare & Medicaid Services, which first becomes effective January 1, 2007. The remainder is to be used for working capital and general corporate purposes.

"The launch of our Medicare Advantage product is a significant development for our company, positioning our subsidiary, UAHC Health Plan of Tennessee, to capitalize, over time, on the considerable revenue potential from serving the 'special needs' population in western Tennessee," said William C. Brooks, president, chairman and CEO of United American Healthcare. "Our decision to move forward with a capital raise at this time is directly related to the funding requirements necessary to support our Medicare Advantage marketing and enrollment efforts. We believe it will serve to benefit the long-term interests of our shareholders."

Securities in the private placement announced today were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from registration requirements. The Company has agreed to file a registration statement on Form S-3 within 30 days after the closing of the transaction for purposes of registering the shares of common stock and the shares of common stock underlying the warrants acquired by these investors for resale.

This press release does not, and will not, constitute an offer to sell or the solicitation of an offer to buy shares.


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ABOUT UNITED AMERICAN HEALTHCARE CORPORATION
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United American Healthcare Corporation (UAHC) is a full-service healthcare management company, pioneering the delivery of healthcare services to Medicaid recipients since 1985. UAHC owns and manages UAHC Health Plan, which is based in western Tennessee and includes the Memphis market. UAHC provides access to more than 900 primary and specialty care physicians and more than 19 hospitals for the members of UAHC Health Plan. For more information, please visit the Company's web site at www.uahc.com.

UNITED AMERICAN HEALTHCARE CORPORATION SAFE HARBOR STATEMENT
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Forward-looking statements by United American Healthcare Corporation, including those in this announcement, involve known and unknown risks, which may cause actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectations include, without limitation, the effects of state and federal regulations, the effects of acquisitions and divestitures, and other risks described from time to time in each of United American Healthcare's SEC reports, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and reports on Form 8-K.




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